UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 11, 2005

CLEAN HARBORS, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	0-16379	04-2997780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 Washington Street, Braintree, Massachusetts	02184-7535
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 849-1800 ext. 4454

_________________________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-l2 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On February 11, 2005, Clean Harbors, Inc. (the “Company”) issued an aggregate of 420,571 shares of its common stock to five investment accounts affiliated with Oak Hill Advisors, Inc. The issued shares represent 2.9% of the total number of the Company’s shares outstanding prior to the issuance. The shares were issued upon cashless exercise of warrants for an aggregate of 717,060 shares with an exercise price of $8.00 per share formerly held by those accounts, which warrants provided for such cashless exercise and were derived from investments made by those accounts in the Company in September 2002. In connection with the cashless exercise, those accounts surrendered their rights under the warrants for the balance of an aggregate of 296,489 shares of common stock. Other than the surrender of such rights under the warrants, those accounts paid no consideration in connection with the issuance, and the Company received no proceeds from the issuance. The issuance of the shares was in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Harbors, Inc. (Registrant)

/s/ MARK S. BURGESS
Executive Vice President and Chief Financial Officer

Date: February 16, 2005

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